EXHIBIT 5.1



                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151





                                                          March 20, 1997



Central Tractor Farm & Country, Inc.
3915 Delaware Avenue
Des Moines, Iowa  50316-0330

Gentlemen:

         In connection with the registration by Central Tractor Farm & Country, Inc., a Delaware corporation (the "Company"), of $5,000,000 aggregate principal amount of Senior Notes Due 2007 of the Company (the "Notes"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 5 to the Company's Registration Statement on Form S-1 (the "Abbreviated Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Notes are to be purchased by an underwriter and offered for sale to the public together with Senior Notes due 2007 registered pursuant to Registration Statement No. 333-19613 which was declared effective earlier today (the "Initial Registration Statement"). Capitalized terms used herein without definition are used as defined in the Abbreviated Registration Statement or the Initial Registration Statement.

         We have acted as counsel for the Company in connection with preparation of the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the draft underwriting agreement among the Company and NationsBanc Capital Markets, Inc. to be filed as Exhibit 1 to the Initial Registration Statement (the "Underwriting Agreement"), the form of indenture between the Company and Marine Midland Bank, as trustee (the "Trustee"), to be filed as
Exhibit 4.4 to the Initial Registration Statement (the "Indenture"), corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in



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Central Tractor Farm & Country, Inc.
March 20, 1997
Page 2



order to furnish the opinion set forth below. We have further assumed that the annual interest rate and Underwriter's discount will be determined by the designated members of the Board of Directors (the "Pricing Committee") in accordance with the parameters established by the Board of Directors.

         We are members of the bar of The Commonwealth of Massachusetts. Accordingly, we do not purport to be experts on or generally familiar with, and except as to the General Corporation Law of the State of Delaware, we express no opinion with respect to the laws of any state other than The Commonwealth of Massachusetts.

         To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, the Indenture, that the Trustee will be in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and that the Indenture will be the valid and binding agreement the Trustee, enforceable against its in accordance with its terms.

         Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, (iii) redemption and default premiums and higher post-default interest may not be enforceable if they were determined to constitute a penalty, and (iv) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

         Based on and subject to the foregoing, we are of the opinion that the Notes will be validly issued and binding obligations of the Company and will be entitled to the benefits of the Indenture in accordance with its terms when (i) the Registration Statement shall have become effective under the Act, (ii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Notes have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture and shall have been duly delivered to the Underwriter against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the Underwriting Agreement.



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Central Tractor Farm & Country, Inc.
March 20, 1997
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,

                                                 /s/ Sullivan & Worcester LLP
                                                 SULLIVAN & WORCESTER LLP